Exhibit 23.7

(Part 1 of 2)

August 15, 2014

Mtro. Emilio R. Lozoya Austin

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Petróleos Mexicanos

11311 México D.F.

México

Dear Mtro. Lozoya Austin:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2013 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2014, for 29 fields located offshore Mexico in the Northeastern Marine Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/S/ ROBERT C. BARG, P.E.
Robert C. Barg, P.E. President

Exhibit 23.7

(Part 2 of 2)

August 15, 2014

Mtro. Emilio R. Lozoya Austin

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Petróleos Mexicanos

11311 México D.F.

México

Dear Mtro. Lozoya Austin:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2013 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2014, for 114 fields located onshore Mexico in the Southern Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/S/ ROBERT C. BARG, P.E.
Robert C. Barg, P.E. President